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                                                                    EXHIBIT 24.3


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director of Sapient Corporation, a Delaware corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, (i) one or more Registration Statements on Form S-3, or other appropriate form, for the registration for resale by the persons to be named in said Registration Statements of up to 400,000 shares of Common Stock issued by the Corporation in connection with the Corporation's acquisition (the "Acquisition") of Adjacency, Inc. ("Adjacency"), and (ii) in connection with the Acquisition, pursuant to which the Corporation assumed all of the outstanding options to purchase Common Stock of Adjacency under the 1998 Stock Option Plan of Adjacency, one Registration Statement on Form S-8, or other appropriate form, for the registration of shares of Common Stock of the Corporation issuable pursuant to the 1998 Stock Option Plan of Adjacency, hereby constitute and appoint Susan D. Johnson, Deborah England Gray and Jonathan Wolfman, and each of them, my true and lawful attorneys-in-fact and agents, with full power to them and each of them singly, to act for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 29th day of March 1999.


                                             /s/ Darius W. Gaskins, Jr.
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